                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. O'Rourke, Richard A. Zona and David J. Parrin, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 relating to the sale by the selling stockholders named therein of the shares of Common Stock of First Bank System, Inc. (the "Company") issued in connection with the merger of First Dakota Financial Corporation into the Company, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name                                  Title               Date
- ----                                  -----               ----

/s/ Coleman Bloomfield                Director            September 15, 1994
- ----------------------------
Coleman Bloomfield


/s/ Roger L. Hale                     Director            September 15, 1994
- ----------------------------
Roger L. Hale


/s/ Delbert W. Johnson                Director            September 15, 1994
- ----------------------------
Delbert W. Johnson


/s/ John H. Kareken                   Director            September 2, 1994
- ----------------------------
John H. Kareken


/s/ Richard L. Knowlton               Director            September 7, 1994
- ----------------------------
Richard L. Knowlton


/s/ Kenneth A. Macke                  Director            September 6, 1994
- ----------------------------
Kenneth A. Macke


/s/ Marilyn C. Nelson                 Director            September 15, 1994
- ----------------------------
Marilyn C. Nelson


/s/ Will F. Nicholson, Jr.            Director            September 1, 1994
- ----------------------------
Will F. Nicholson, Jr.


/s/ Nicholas R. Petry                 Director            September 15, 1994
- ----------------------------
Nicholas R. Petry

/s/ Edward J. Phillips                Director            September 15, 1994
- ----------------------------
Edward J. Phillips


/s/ James J. Renier                   Director            September 15, 1994
- ----------------------------
James J. Renier


/s/ S. Walter Richey                  Director            September 15, 1994
- ----------------------------
S. Walter Richey


/s/ Richard L. Robinson               Director            September 15, 1994
- ----------------------------
Richard L. Robinson


/s/ Richard L. Schall                 Director            September 15, 1994
- ----------------------------
Richard L. Schall


/s/ Lyle E. Schroeder                 Director            September 3, 1994
- ----------------------------
Lyle E. Schroeder

                                       -2-